Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference, in the Amendment No. 2 to the Registration Statement on Form F-10, of our auditor’s report dated April 15, 2026 with respect to the consolidated financial statements of Connacher Oil and Gas Limited and its subsidiaries as at December 31, 2025 and December 31, 2024, and for the years ended December 31, 2025 and December 31, 2024.

We also consent to the reference to our firm under the heading “Interests of Experts” in the Form F-10/A.

/s/ MNP LLP

Chartered Professional Accountants

Calgary, Canada

August 7, 2026